Contact: Richard Barber

Insightful Corporation

206-283-8802

investor@insightful.com

INSIGHTFUL ANNOUNCES 2006 Fourth Quarter and Annual Results

Reports Record Quarterly and Annual Revenues

SEATTLE - March 1, 2007- Insightful Corporation (NASDAQ: IFUL), a leading provider of predictive analytics and reporting solutions, today announced operating results for the fourth quarter and year ended December 31, 2006.

Insightful reported revenues of $7.5 million for the fourth quarter of 2006, an increase of 14% over revenues of $6.6 million for the fourth quarter of 2005. Revenues from the company's core Data Analysis business increased 18% for the fourth quarter of 2006 compared to the fourth quarter of 2005. The company reported net income of $0.3 million, or $0.02 per diluted share, for the fourth quarter of 2006, including stock-based compensation expense of $0.2 million. Net income for the fourth quarter of 2005 was $1.0 million, or $0.08 per diluted share. There was no stock-based compensation expense in the fourth quarter of 2005.

For the full year 2006, Insightful reported revenues of $24.0 million, an increase of 8% over revenues of $22.3 million for 2005. Revenues from the company's core Data Analysis business increased 11% for 2006 compared to 2005. Net income for 2006 was $0.2 million, or $0.01 per diluted share, including stock-based compensation expense of $0.7 million. Net income for 2005 was $2.0 million, or $0.15 per diluted share. There was no stock-based compensation expense in 2005.

Non-GAAP earnings, which exclude stock-based compensation expense and amortization of intangible assets, were $0.7 million, or $0.05 per share, for the fourth quarter of 2006, compared to $1.2 million, or $0.09 per share, for the fourth quarter of 2005. Non-GAAP earnings for 2006 were $1.4 million, or $0.11 per share, compared to $2.6 million, or $0.20 per share, for 2005. As described in the section below entitled "Use of Non-GAAP Financial Measures," non-GAAP earnings or loss differs from net income or loss reported under accounting principles generally accepted in the United States (GAAP) due to the exclusion of stock-based compensation expense and the amortization of intangible assets. A reconciliation of Insightful's GAAP net income to its non-GAAP earnings for the fourth quarters and fiscal years ended December 31, 2006 and 2005 are set forth at the end of this release.

Insightful's cash, cash equivalents, and short and long-term investments balance increased to $10.2 million at December 31, 2006, from $9.9 million at December 31, 2005. Deferred revenues were $6.2 million at December 31, 2006, compared to $6.3 million at December 31, 2005.

"The fourth quarter was the strongest revenue quarter in Insightful's history," said Jeff Coombs, president and CEO of Insightful Corporation. "It also marks our 15th consecutive quarter of year-over-year revenue growth. This growth was driven by our ability to sell larger, solutions-oriented deals to customers in both the life sciences and financial services industries, worldwide. For example, in the fourth quarter we did business in excess of a half-million dollars each with two pharmaceutical companies and one large European financial institution."

"We continue to focus our efforts on building an organization capable of building, selling and delivering not only an enterprise scale S-PLUS platform but also vertically-oriented solutions, to enable the company to increase revenues at an even higher rate than we have recently experienced," Coombs continued.  "Our increased level of investment means short-term profits could be lower than they otherwise would be, in the interest of accelerating growth."

Fourth Quarter 2006 Highlights
  Fourth quarter software license revenues were $3.6 million in both 2006 and 2005.
  Software maintenance revenues were $2.0 million in the fourth quarter of 2006, an increase of 18% over $1.7 million in the fourth quarter of 2005.
  Fourth quarter 2006 professional services and other revenues were $1.9 million, an increase of 40% over $1.3 million in the fourth quarter of 2005.
  Funded research, which is an offset to research and development expense in the company's income statement, was $0.6 million in the fourth quarter 2006, compared to $0.5 million in the fourth quarter of 2005, representing an increase of 9%.

Through the fourth quarter of 2006, Insightful had two segments for its product and service offerings: Data Analysis and Text Analysis. Following are highlights for the quarter in each segment.

Data Analysis Financial Results
  Total Data Analysis revenues, which include software licenses, maintenance and professional services and other, were $7.3 million in the fourth quarter of 2006, an increase of 18% over $6.2 million in the fourth quarter of 2005.
  Data Analysis software license revenues were $3.5 million in the fourth quarter of 2006, an increase of 7% over $3.3 million in the fourth quarter of 2005.
  Data Analysis professional services and other revenues were $1.8 million in the fourth quarter of 2006, an increase of 49% over $1.2 million in the fourth quarter of 2005.
  Total domestic Data Analysis revenues were $4.0 million in the fourth quarters of 2006 and 2005.
  Total international Data Analysis revenues were $3.4 million in the fourth quarter of 2006, an increase of 51% over $2.2 million in the fourth quarter of 2005.

Text Analysis Financial Results
  Total Text Analysis revenues, which include software licenses and professional services, were $123,000 in the fourth quarter of 2006, compared to $346,000 in the fourth quarter of 2005.
  Text Analysis license revenues were $113,000 in the fourth quarter of 2006, compared to $262,000 in the fourth quarter of 2005.
  Text Analysis professional services and other revenues were $10,000 in the fourth quarter of 2006, compared to $84,000 in the fourth quarter of 2005.

"We did business in excess of $1 million dollars with two data analysis customers in 2006, one of which was in excess of $2 million. We did business in excess of $500,000 with four customers. Our strong Data Analysis business enabled us to achieve overall growth despite significant declines in revenues from our Text Analysis business," Coombs said. "We continue to believe that the greatest opportunities for Insightful are in Data Analysis, so that is where we have put most of our focus and resources."

"Beginning in the first quarter of 2007 we are integrating our Text Analysis product lines more closely with our Data Analysis business, and will no longer treat Text Analysis as a separate division," continued Coombs.  "Rather, we'll treat it as a separate product line, similar to how we treat other products in our portfolio."

Fiscal Year 2006 Highlights
  Software license revenues were $10.6 million in 2006, an increase of 1% over $10.5 million in 2005.
  Software maintenance revenues were $7.5 million in 2006, an increase of 12% over $6.7 million in 2005.
  Professional services and other revenues were $6.0 million in 2006, an increase of 15% over $5.2 million in 2005.
  Gross profit margin was 76% in 2006, compared to 78% in 2005.
  Cash flows from operations were $2.0 million in 2006, compared to $1.4 million in 2005.

Data Analysis Financial Results

  Total Data Analysis revenues, which include software licenses, maintenance and professional services and other, were $23.0 million in 2006, an increase of 11% over $20.8 million in 2005.
  Data Analysis software license revenues were $9.7 million in 2006, an increase of 4% over $9.3 million in 2005.
  Data Analysis professional services and other revenues were $5.8 million in 2006, an increase of 23% over $4.8 million in 2005.
  Total domestic Data Analysis revenues were $13.3 million in 2006, an increase of 6% over $12.5 million in 2005.
  Total international Data Analysis revenues were $9.7 million in 2006, an increase of 19% over $8.2 million in 2005.
  Funded research, which is an offset to research and development expense in the company's income statement, increased to $2.3 million in 2006, as compared to $2.2 million in 2005.

Text Analysis Financial Results
  Total Text Analysis revenues, which include software licenses and professional services, were $1.0 million in 2006, compared to $1.6 million in 2005.
  Text Analysis license revenues were $0.9 million in 2006, compared to $1.1 million in 2005.
  Text Analysis professional services and other revenues were $0.1 million in 2006, compared to $0.4 million in 2005.

Product Releases

In 2006, Insightful released the following data analysis products:

  the beta version of S-PLUS® 8, the next major release of Insightful's software platform for statistical data analysis and predictive analytics.
  FAME S+Connector™, an integration module that allows S-PLUS® to integrate with SunGard's FAME data management solution for managing high-volume time series data in the financial services market.
  Insightful Dynamic Reporting Suite, which provides on demand predictive analytic reporting for business users.

Guidance

For the first quarter of 2007, Insightful expects revenues to increase over the first quarter of 2006. Consistent with the seasonal nature of its business, the company expects revenues in the first quarter of 2007 to decline from the fourth quarter of 2006. The company expects costs in the first quarter of 2007 to be higher than in the fourth quarter of 2006, as it continues to set the foundation for future growth by investing in sales, marketing and development of its products and solutions and as it incurs costs associated with complying with Sarbanes-Oxley Section 404. Because of these investments, management believes Insightful will incur both a GAAP and a non-GAAP loss in the first quarter of 2007. For the year 2007, the company expects increases in both revenues and costs over 2006.

Use of Non-GAAP Financial Measures

The non-GAAP financial measure of earnings included in this press release is different from the GAAP measure of net income, as this non-GAAP measure excludes certain charges otherwise included in the computation of net income or loss. Insightful believes that this non-GAAP measure is useful to enhance an overall understanding of its past financial performance and also its prospects for the future. These adjustments to the company's GAAP results are presented with the intent of providing both management and investors a more complete understanding of Insightful's underlying operating results and trends. This non-GAAP measure is among the primary indicators that management uses as a basis for planning and forecasting of future periods.

The charges excluded from Insightful's GAAP results include stock-based compensation expense and amortization of intangible assets arising from the 2004 acquisition from Lucent Technologies, Inc. of the title to the software code underlying the "S" programming language. Stock-based compensation expense and amortization of intangible assets have no current effect on cash or the future uses of cash. Insightful's stock-based compensation expense fluctuates with changes in the company's stock price and interest rates. For this reason, changes in stock prices and interest rates could mask variation and trends in Insightful's GAAP operating results that may otherwise be important to an understanding of the company's results. The acquisition of intangible assets was an event outside of the course of Insightful's normal business operations. For these reasons, management believes that exclusion of stock-based compensation expense and amortization of intangible assets may be important to an understanding of Insightful's ongoing operating performance.

Reconciliations of GAAP to non-GAAP results are as follows:
	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	31-Dec-06		31-Dec-05		31-Dec-06		31-Dec-05
		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Net income as reported	$327	$0.02	$1,003	$ 0.08	$156	$0.01	$1,982	$ 0.15

Add Back - Stock Compensation Expense
Cost of revenues	11		-		31		-
Sales and marketing	39		-		114		-
Research and development	42		-		111		-
General and administrative	116		-		437		-
	208	0.02	-	-	693	0.06	-	-

Add Back - Amortization of Intangibles	147	0.01	147	$0.01	588	0.04	588	0.05

Non-GAAP earnings	$682	$0.05	$1,150	$ 0.09	$1,437	$0.11	$2,570	$ 0.20

ABOUT INSIGHTFUL CORPORATION

Insightful Corporation (NASDAQ:IFUL) is a provider of predictive analytics and reporting solutions that gives companies the knowledge to act™. Insightful products S-PLUS®, Insightful Miner™, S-PLUS® Server and InFact® allow companies to perform sophisticated statistical data analysis, data mining and to create high-quality graphics from numeric and text data. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company delivers industry-leading, high-ROI solutions to thousands of companies in financial services, life sciences, biotechnology, telecommunications, and manufacturing, as well as government and research institutions. Headquartered in Seattle, Insightful has offices in New York, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

# # #

NOTE TO INVESTORS ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements include, but are not limited to, statements about our future financial results, the expected costs and benefits of our investments in our products and solutions, anticipated transaction size and geographical location, and anticipated products and solutions. Words such as "expects," "believe," "plan," "anticipate," and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that we may not achieve growth of the size or at the rate we anticipate, the risk that we do not realize the benefits we anticipate from our investments in life sciences and financial services solutions, and the risk that we are unable to increase our average transaction size or market penetration or that such increases do not favorably influence our financial results. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:

Cash and cash equivalents	$ 7,320	$ 9,185

Accounts receivable, net	6,201	5,666

Other receivables	588	364

Short term investments	499	724

Prepaid expenses and other current assets	535	636

Total current assets	15,143	16,575

Long term investments in marketable securities	2,361	-

Property and equipment, net	2,757	1,212

Purchased technology, net	49	637

Goodwill and other intangibles, net	800	800

Other assets	86	45

	$ 21,196	$ 19,269
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Current portion of long-term debt	$ -	$ 32

Accounts payable	745	701

Accrued expenses and other current liabilities	2,793	2,179

Deferred revenue	6,248	6,271

Total current liabilities	$ 9,786	$ 9,183

Long-term debt, less current portion	-	-

Commitments and contingencies

Stockholders' equity:

Preferred stock, $0.01 par value-
Authorized-1,000,000 shares
Issued and outstanding-none	-	-

Common stock, $0.01 par value-
Authorized-30,000,000 shares
Issued and outstanding- 12,813,842 and 12,543,097 shares at December 31, 2006 and December 31, 2005, respectively	$ 128	$ 125

Additional paid-in capital	37,843	36,610

Accumulated deficit	(26,245)	(26,401)

Other accumulated comprehensive loss	(316)	(248)

Total stockholders' equity	11,410	10,086

Total liabilities and stockholders' equity	$ 21,196	$ 19,269

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Software licenses	$ 3,643	$ 3,574	$ 10,579	$ 10,467
Software maintenance	1,968	1,666	7,466	6,660
Professional services and other	1,855	1,323	5,970	5,210
Total revenues	7,466	6,563	24,015	22,337
Cost of revenues:
Software related	399	472	1,648	1,851
Professional services and other	1,176	795	4,001	2,971
Total cost of revenues	1,575	1,267	5,649	4,822
Gross profit	5,891	5,296	18,366	17,515
Operating expenses:
Sales and marketing	3,001	2,398	9,580	8,252
Research and development	1,883	1,445	6,932	5,566
Less-funded research	(566)	(521)	(2,288)	(2,228)
Research and development, net	1,317	924	4,644	3,338
General and administrative	1,381	1,033	4,505	3,998
Total operating expenses	5,699	4,355	18,729	15,588
Income (loss) from operations	192	941	(363)	1,927
Other income, net	157	71	548	90
Income before income taxes	349	1,012	185	2,017
Income tax (expense)	(22)	(9)	(29)	(35)
Net income	$ 327	$ 1,003	$ 156	$ 1,982

Basic net income (loss) per share	$ 0.03	$ 0.08	$ 0.01	$ 0.16
Diluted net income (loss) per share	$ 0.02	$ 0.08	$ 0.01	$ 0.15
Weighted-average number of common shares outstanding:	12,783	12,510	12,673	12,467
- Basic
- Diluted	13,119	13,119	13,219	13,121